EX-99.B11

                      CONSENT OF INDEPENDENT ACCOUNTANTS
     We hereby consent to the incorporation by reference in the Prospectus and the Statement of Additional Information, constituting parts of this amended
Registration Statement on Form N-1A, of our report dated October    30,
1995     relating to the financial statements,    and     the financial
   highlights     appearing in the    1995     Annual Report to Shareholders
of Vanguard Equity Income Fund, Inc. We also consent to the references to us under the headings "Financial Highlights" and "General Information" in the Prospectus and "Financial Statements" in the Statement of Additional Information.

     PRICE WATERHOUSE LLP
     Thirty South Seventeenth Street
     Philadelphia, PA
        January 4, 1996